UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012 (August 17, 2012)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture Governing CHS/Community Health Systems, Inc.’s 5.125% Senior Secured Notes due 2018

On August 17, 2012, CHS/Community Health Systems, Inc. (the “Issuer”), a wholly-owned subsidiary of Community Health Systems, Inc. (the “Company”), issued $1,600,000,000 aggregate principal amount of its 5.125% Senior Secured Notes due 2018 (the “2018 Notes”). The terms of the 2018 Notes are governed by an indenture, dated August 17, 2012, by and among the Issuer, the Company, the other guarantors party thereto, Regions Bank, as trustee, and Credit Suisse AG, as collateral agent (the “Collateral Agent”) (the “2018 Notes Indenture”). The 2018 Notes Indenture is being filed as Exhibit 4.1 to this Current Report on Form 8-K.

The 2018 Notes bear interest at a rate of 5.125% per year payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2013.

The Issuer may redeem some or all of the 2018 Notes at any time prior to August 15, 2015 at a price equal to 100% of the principal amount of the 2018 Notes redeemed plus accrued and unpaid interest, if any, plus a “make-whole” premium, as described in the 2018 Notes Indenture. The Issuer may redeem some or all of the 2018 Notes at any time on or after August 15, 2015 at the redemption prices set forth in the 2018 Notes Indenture, plus accrued and unpaid interest, if any. In addition, the Issuer may redeem up to 35% of the aggregate principal amount of the 2018 Notes at any time prior to August 15, 2015 using the net proceeds from certain equity offerings at the redemption price set forth in the 2018 Notes Indenture, plus accrued and unpaid interest, if any.

If the Company or the Issuer experience a Change of Control (as defined in the 2018 Notes Indenture), the Issuer is required to offer to repurchase the 2018 Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

The 2018 Notes Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in the 2018 Notes Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. The 2018 Notes Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, make certain investments, create or incur certain liens, sell assets and subsidiary stock, impair a security interest, transfer all or substantially all of the Company’s assets or enter into merger or consolidation transactions and enter into transactions with affiliates.

The 2018 Notes are secured by a first-priority lien (subject to a shared lien of equal priority with lenders under the Company’s senior secured credit facilities (the “Credit Facility”) and subject to other prior ranking liens permitted by the 2018 Indenture) on substantially the same assets, subject to certain exceptions, that secure the Company’s obligations under the Credit Facility, as described in the Amended and Restated Guarantee and Collateral Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended as of August 17, 2012 by the Amendment No. 1 and Reaffirmation Agreement, in each case, by and among the Issuer, the Company, certain subsidiaries of the Issuer from time to time party thereto and the Collateral Agent, which was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 9, 2011.

The foregoing summary of the 2018 Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2018 Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 with respect to the Issuer’s issuance of the 2018 Notes is incorporated by reference herein.

Item 8.01. Other Events.

On August 17, 2012, the Company announced the completion of the offering of the 2018 Notes. A copy of the press release making this announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following items are included as Exhibits to this report and incorporated herein by reference:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1	Senior Secured Notes Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Notes due 2018, dated as of August 17, 2012, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto, Regions Bank, as Trustee and Credit Suisse AG, as collateral agent

99.1	Press Release of Community Health Systems, Inc., dated August 17, 2012, relating to the closing of the 2018 Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC.

Date: August 20, 2012	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1	Senior Secured Notes Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Notes due 2018, dated as of August 17, 2012, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto, Regions Bank, as Trustee and Credit Suisse AG, as collateral agent

99.1	Press Release of Community Health Systems, Inc., dated August 17, 2012, relating to the closing of the 2018 Notes Offering